UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2005

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2005, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), issued the news release attached hereto as Exhibit 99.22 reporting that the Company’s wholly owned subsidiaries, Dollar Rent A Car, Inc. (“Dollar”) and Thrifty Rent-A-Car System, Inc. (“Thrifty”) will no longer participate under separate Platinum Marketing Affiliate Agreements (collectively, the “Partner Program”) with IAC Global, LLC, a wholly owned subsidiary of Expedia, Inc. (“Expedia”) effective May 1, 2005. Expedia modified the terms for participation in its Partner Program, which were unacceptable to Dollar and Thrifty; accordingly, Expedia notified Dollar and Thrifty on April 1, 2005 that it would terminate their Partner Program participation. The Partner Program provides Dollar and Thrifty preferential screen displays and marketing opportunities on expedia.com and Dollar and Thrifty pay Expedia a commission. In 2004, Expedia generated rentals which represented approximately 7 percent of the Company’s total revenue and approximately 11 percent of the Company’s non-tour reservations.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.22	News release reporting Dollar and Thrifty will no longer participate in the Expedia Preferred Partner Program effective May 1, 2005, issued by Dollar Thrifty Automotive Group, Inc. on April 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

April 6, 2005	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.22	News release reporting Dollar and Thrifty will no longer participate in the Expedia Preferred Partner Program effective May 1, 2005, issued by Dollar Thrifty Automotive Group, Inc. on April 5, 2005

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